Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 27, 2015 on the financial statements and financial highlights of the Bridgeway Large-Cap Growth Fund, a series of shares of Bridgeway Funds, that appear in the June 30, 2015 Annual Report to Shareholders. Such financial statement and financial highlights are incorporated by reference into the Statement of Additional Information on Form N-1A of American Beacon Funds.

BBD, LLP

Philadelphia, Pennsylvania

February 2, 2016